Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR OF 2018

•	Fourth quarter revenue of $538.6 million; full year revenue of $2,148.3 million

•	Fourth quarter and year to date net income attributable to Delta Tucker Holdings, Inc. of $16.6 million and $84.5 million, respectively

•	Fourth quarter Adjusted EBITDA of $48.8 million; full year Adjusted EBITDA of $190.1 million

•	Total backlog of $4.1 billion

•	DSO of 49 days

MCLEAN, Va. - (March 19, 2019) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, the “Company”), a leading global services provider, today reported fourth quarter and full year 2018 financial results.

Fourth quarter 2018 revenue was $538.6 million, down 5.1% compared to $567.3 million recorded in the fourth quarter of 2017. The decrease was primarily due to the completion of the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation ("INL Air Wing") extension and the T-6 Contractor Operated and Maintained Base Supply and T-6 Contractor Operated and Maintained Base Supply Bridge contracts (collectively, "T-6 COMBS"). The decrease in revenue was partially offset by increased scope on the Logistics Civil Augmentation Program IV ("LOGCAP IV"), Afghanistan Life Support Services ("ALiSS"), the G4 Worldwide Logistics Support and the Contractor Logistics Support: C-12, C-26, UC-35 and T-6 Transport ("CLS Transport") contracts. Net income attributable to Holdings for the fourth quarter of 2018 was $16.6 million compared to $21.0 million in the fourth quarter of 2017. The Company reported Adjusted EBITDA of $48.8 million for the fourth quarter of 2018 compared to $38.6 million for the same period in 2017.

Calendar year 2018 revenue was $2,148.3 million, up 7.2% compared to $2,004.4 million recorded in calendar year 2017. The increase was primarily due to increased scope on the LOGCAP IV program and the G4 Worldwide Logistics Support contract, and the CLS Transport and Naval Test Wing Pacific O-Level Maintenance ("Naval Test Wing Pacific") contracts. The increase in revenue was partially offset by lower volume on and the completion of the INL Air Wing extension and the T-6 COMBS contract, and the completion of certain other contracts. Net income attributable to Holdings for calendar year 2018 was $84.5 million compared to $30.6 million in calendar year 2017. The Company reported Adjusted EBITDA of $190.1 million for calendar year 2018, which results in 8.8% margins for the period.

“We had another great year in 2018, with the Company growing its top line 7.2%, Adjusted EBITDA 24.6% and generating $137.2M of free cash flow,” said chief executive officer George Krivo. “Our focus remains growing the Company by making our numbers led by business development, delighting our customer through operational excellence and industry leading professional standards.”

Fourth Quarter Highlights and Other Recent Developments

•
In October 2018, DynLogistics announced the award of an IDIQ contract for Egypt personnel support services to provide housing, transportation and security services. The contract has a one-year base period and four one-year option periods and a total potential contract value of $22.5 million.

•
In November 2018, DynAviation announced a six-month contract extension on the Theater Aviation Sustainment Manager - OCONUS ("TASM-O") contract through June 30, 2019. The contract extension has a total potential value of $41.6 million. Subsequently, in January 2019, an additional contract modification was received on TASM-O with a total potential value of $19.5 million.

•
In December 2018, DynAviation announced the award of the Progressive Structural Inspection (“PSI”) and Depot Level Maintenance (“DLM”) contract for C-130H and C-130J aircraft. The contract has a one-year base period and four one-year option periods and a total potential contract value of $51.4 million.

•
In December 2018, DynAviation announced the award of the 811th Rotary Wing Service contract at Joint Base Andrews in Maryland to support management, personnel, equipment and services to perform rotary wing flight line maintenance. The contract has a one-year base period and four one-year option periods and a total potential contract value of $75.0 million.

•
In December 2018, DynAviation announced a seven-month contract extension on the Regional Aviation Sustainment Manager ("RASM") contract through July 2019. The contract extension has a total potential value of $22.2 million.

•
In January 2019, DynAviation was one of multiple awardees on the Contracted Maintenance, Modification, Aircrew, and Related Services ("CMMARS") multiple award IDIQ contract from the U.S. Navy to provide logistical support for Navy and Air Force rotary-wing and fixed-wing aircraft, unmanned aerial vehicles, subsystems and related weapon systems. The suite of multiple-award IDIQ contracts has a total potential contract value of $12.6 billion.

•	On March 19, 2019, we made a principal payment of $17.8 million on our Term Loan under the Excess Cash Flow provisions of the New Senior Credit Facility.

Reportable Segment Results
DynAviation
Revenue in the fourth quarter of 2018 was $248.7 million compared to $322.7 million recorded in the same period in 2017. The decrease was primarily due to the completion of the INL Air Wing extension and the T-6 COMBS contract. The decrease in revenue was partially offset by the CLS Transport contract and the sale of inventory originally purchased for our T-6 COMBS contract. Revenue for the year ended December 31, 2018 was $1,114.4 million compared to $1,208.8 million for the year ended December 31, 2017. The change was primarily due to lower volume on, and the completion of, the INL Air Wing extension, the completion of the T-6 COMBS contract and the completion of certain other contracts. The decrease in revenue was partially offset by the CLS Transport and Naval Test Wing Pacific contracts.

Adjusted EBITDA in the fourth quarter of 2018 was $21.3 million compared to $25.1 million for the same period in 2017. The decrease is primarily due to the completion of INL Air Wing extension and certain contracts and the performance of the CLS T34/44/6 contract. The decrease was partially offset by the performance of the Andrews AFB and the sale of inventory originally purchased for our T-6 COMBS contract. Adjusted EBITDA was $93.8 million for calendar year 2018 compared to $95.5 million for calendar year 2017. The reduction was primarily due to decreased content on and the completion of the INL Air Wing extension and the completion of certain other contracts. The decrease was partially offset by the sale of inventory originally purchased for our T-6 COMBS contract, productivity on the Andrews AFB contract and the resolution of a subcontractor matter.

DynLogistics
Revenue in the fourth quarter of 2018 was $290.3 million compared with $244.4 million recorded in the same period in 2017. Revenue for the year ended December 31, 2018 was $1,034.0 million compared to $796.2 million for the year ended December 31, 2017. The quarter to date and year to date increases were both primarily due to increased scope on the LOGCAP IV, ALiSS and the G4 Worldwide Logistics Support contracts.

Adjusted EBITDA in the fourth quarter of 2018 was $31.7 million compared to $20.4 million for the same period in 2017. Adjusted EBITDA was $110.9 million in calendar year 2018 compared to $73.5 million for calendar year 2017. The quarter to date and year to date increases were both primarily due to higher volume as described above, the completion of certain contracts, and productivity and margin expansion across several contracts.

Liquidity
Cash provided by operating activities during 2018 was $146.6 million compared to $73.2 million for 2017. Cash provided by operating activities for the year ended December 31, 2018 was primarily due to our net income, the resolution of a subcontractor matter, settlement of liabilities associated with a contract closeout, completion of certain contracts, and changes in working capital, driven primarily by a reduction in accounts receivable resulting from our continued efficiency in collecting our receivables and the receipt of a customer advance in the second quarter of calendar year 2018.

The unrestricted cash balance at quarter-end was $203.8 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO was 49 days as of December 31, 2018, a five day improvement from year end 2017, due to the impact of an advanced payment from a customer during 2018 and our continued focus on managing our customer payment cycles.

"Operations performed well in 2018, delivering strong cash flow, revenue growth and margin expansion above expectations," stated Bill Kansky, Chief Financial Officer. "Our continued focus on working capital improvement and cash collections allowed us to reduce our term loan by $104.9 million during the year."

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on March 19, 2019, to discuss results for the fourth quarter and full year 2018. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 2082929. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on March 19, 2019, through 11:59 p.m. Eastern Time on April 19, 2019. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items from operations and certain other items as defined in our Indenture and New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2019 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our current or future levels of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our new senior credit facility, consisting of our class b revolving facility and term loan facility, maturing on July 7, 2019 and July 7, 2020, respectively, or to refinance, amend or repay our other indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the LOGCAP IV contract; the outcome of future extensions on awarded contracts and the outcomes of re-competes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee or any penalty, liquidated damages or disincentive under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; impact of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump

Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by changes in management or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the Securities and Exchange Commission (“SEC”) on March 19, 2019, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Year Ended
	December 31, 2018	December 31, 2017
Revenue	$2,148,275	$2,004,436
Cost of services	(1,860,794)	(1,761,534)
Selling, general and administrative expenses	(97,689)	(107,832)
Depreciation and amortization expense	(24,058)	(32,242)
Earnings from equity method investees	178	667
Operating income	165,912	103,495
Interest expense	(63,958)	(70,717)
Loss on early extinguishment of debt	(4,010)	(24)
Interest income	2,654	353
Other income, net	2,681	416
Income before income taxes	103,279	33,523
Provision for income taxes	(17,668)	(1,722)
Net income	85,611	31,801
Noncontrolling interests	(1,114)	(1,201)
Net income attributable to Delta Tucker Holdings, Inc.	84,497	30,600

Provision for income taxes	17,668	1,722
Interest expense, net of interest income	61,304	70,364
Depreciation and amortization (1)	27,538	34,191
EBITDA (2)	$191,007	$136,877

Certain income/expense or gain/loss adjustments per our credit agreements (3)	996	6,317
Employee share based compensation, severance, relocation and retention expense (4)	(26)	2,018
Cerberus fees (5)	127	1,984
Global Advisory Group expenses (6)	—	6,943
Other (7)	(2,027)	(1,647)
Adjusted EBITDA	$190,077	$152,492

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2017, which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 QTD Q4
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$22,927	$29,815	$(11,179)	$41,563
Depreciation and amortization expense (1)	273	638	5,992	6,903
Loss on early extinguishment of debt	—	—	(3,771)	(3,771)
Noncontrolling interests	—	—	(331)	(331)
Other income, net	251	39	460	750
EBITDA(2)	$23,451	$30,492	$(8,829)	$45,114

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(2,261)	1,182	5,138	4,059
Employee share based compensation, severance, relocation and retention expense (4)	77	80	(208)	(51)
Cerberus fees (5)	9	12	1	22
Other (6)	—	(38)	(305)	(343)
Adjusted EBITDA	$21,276	$31,728	$(4,203)	$48,801

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 QTD Q4
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$24,566	$17,017	$(12,337)	$29,246
Depreciation and amortization expense (1)	527	315	6,104	6,946
Noncontrolling interests	—	—	(343)	(343)
Other income, net	(210)	(1,084)	236	(1,058)
EBITDA(2)	$24,883	$16,248	$(6,340)	$34,791

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(26)	3,857	315	4,146
Employee share based compensation, severance, relocation and retention expense (4)	129	98	20	247
Cerberus fees (5)	101	117	11	229
Other (6)	4	39	(873)	(830)
Adjusted EBITDA	$25,091	$20,359	$(6,867)	$38,583

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 YTD
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$95,295	$113,806	$(43,189)	$165,912
Depreciation and amortization expense (1)	1,330	2,338	23,870	27,538
Loss on early extinguishment of debt	—	—	(4,010)	(4,010)
Noncontrolling interests	—	—	(1,114)	(1,114)
Other income, net	1,015	21	1,645	2,681
EBITDA(2)	$97,640	$116,165	$(22,798)	$191,007

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(3,411)	(5,651)	10,058	996
Employee share based compensation, severance, relocation and retention expense (4)	(453)	345	82	(26)
Cerberus fees (5)	54	47	26	127
Other (6)	—	11	(2,038)	(2,027)
Adjusted EBITDA	$93,830	$110,917	$(14,670)	$190,077

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, the non-cash portion of straight-line rent expense, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 YTD
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$90,626	$67,441	$(54,572)	$103,495
Depreciation and amortization expense (1)	1,666	909	31,616	34,191
Loss on early extinguishment of debt	—	—	(24)	(24)
Noncontrolling interests	—	—	(1,201)	(1,201)
Other income, net	837	(981)	560	416
EBITDA(2)	$93,129	$67,369	$(23,621)	$136,877

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(26)	4,719	1,624	6,317
Employee share based compensation, severance, relocation and retention expense (4)	1,272	626	120	2,018
Cerberus fees (5)	1,130	722	132	1,984
Global Advisory Group expenses (6)	—	—	6,943	6,943
Other (7)	4	97	(1,748)	(1,647)
Adjusted EBITDA	$95,509	$73,533	$(16,550)	$152,492

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during year ended December 31, 2017 which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$203,797	$168,250
Accounts receivable, net of allowances of $2,784 and $10,142, respectively	163,901	352,550
Contract assets	172,137	—
Other current assets	44,013	52,542
Total current assets	583,848	573,342
Non-current assets	134,451	162,375
Total assets	$718,299	$735,717

LIABILITIES AND DEFICIT
Current portion of long-term debt, net	$17,073	$53,652
Other current liabilities	322,313	331,872
Total current liabilities	339,386	385,524
Long-term debt, net	474,660	527,039
Other long-term liabilities	10,553	13,081
Total deficit attributable to Delta Tucker Holdings, Inc.	(111,799)	(195,456)
Noncontrolling interests	5,499	5,529
Total deficit	(106,300)	(189,927)
Total liabilities and deficit	$718,299	$735,717

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	December 31, 2018	December 31, 2017
Backlog(1):
Funded backlog	$905	$968
Unfunded backlog	3,147	3,201
Total Backlog	$4,052	$4,169

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the year ended
	December 31, 2018	December 31, 2017
Cash Flow Information:
Net cash provided by operating activities	$146,556	$73,199
Net cash used in investing activities	(5,507)	(6,842)
Net cash used in financing activities	(105,502)	(23,989)

Net cash provided by operating activities	146,556	73,199
Less: Purchase of property and equipment	(8,857)	(8,848)
Proceeds from sale of property and equipment	16	537
Less: Purchase of software	(511)	(1,298)
Free cash flow	$137,204	$63,590